                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            HARCOURT GENERAL, INC.
               (Name of Registrant as Specified In Its Charter)

                             ERIC P. GELLER, ESQ.
                            Harcourt General, Inc.
                              27 Boylston Street
                           Chestnut Hill, MA 02167
                  (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid.

[ ] Fee paid previously with preliminary materials.

* [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

[HARCOURT GENERAL LOGO]

                                                    Harcourt General, Inc.
                                                    27 Boylston Street/Box 1000
                                                    Chestnut Hill, MA 02167
                                                    (617) 232-8200


                                                                February 4, 1997


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 14, 1997

     The Annual Meeting of Stockholders of Harcourt General, Inc. will be held at 10:00 a.m., Eastern Standard Time, on Friday, March 14, 1997, at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, for the following purposes:

          1. To elect four Class A directors in accordance with the By-Laws of the Company.

          2. To consider and act on a proposal to amend the Company's Restated Certificate of Incorporation to increase the total number of shares of capital stock which the Company is authorized to issue from 180,000,000 shares to 320,000,000 shares, and to increase the authorized number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares and the authorized number of shares of Class B Stock from 40,000,000 shares to 80,000,000 shares.

          3. To consider and act on a proposal to approve the Company's 1997 Incentive Plan.

          4. To consider and act on a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

          5. To transact such other business as may properly come before the meeting and any adjournments of the meeting.

     Holders of the Company's Common Stock and Class B Stock will be asked to consider and act upon each of the foregoing items. All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors

                                                 ERIC P. GELLER
                                                   Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[HARCOURT GENERAL LOGO]
                                                  Harcourt General, Inc.
                                                  27 Boylston Street/Box 1000
                                                  Chestnut Hill, MA 02167
                                                  (617) 232-8200


                              PROXY STATEMENT FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 14, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harcourt General, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, March 14, 1997, at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, and at any adjournments thereof. All shares will be voted in accordance with the instructions contained in the proxy, but if the proxies which are signed and returned do not specify a vote on any proposal, the proxies will be voted FOR the election of the nominees for director named herein, FOR the proposal to amend the Company's Restated Certificate of Incorporation, FOR the proposal to approve the Company's 1997 Incentive Plan and FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Any proxy may be revoked by a stockholder at any time before it is exercised by providing written notice of revocation to the Secretary of the Company (at the address set forth above), by executing a proxy bearing a later date, or by voting in person at the Annual Meeting. The mailing of this proxy statement and accompanying form of proxy is expected to commence on or about February 4, 1997.


     In addition to solicitations of proxies by mail, the Company's officers, directors or employees may solicit proxies by telephone or personal communication. All costs of soliciting proxies, including reimbursement of fees of certain brokers, fiduciaries and nominees in obtaining voting instructions from beneficial owners, will be borne by the Company.


     Although stock transfer books will remain open, the Board of Directors has fixed the close of business on January 16, 1997 as the record date for determining the stockholders having the right to vote at the Annual Meeting. At the meeting, each share of Common Stock and Class B Stock is entitled to one vote. At the close of business on January 16, 1997, there were 50,827,141 shares of Common Stock and 20,024,090 shares of Class B Stock of the Company outstanding and entitled to vote at the meeting.


     Shares of Common Stock and Class B Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspectors of election appointed for the meeting and will be counted in determining that a quorum is present. Votes are counted using written ballots.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of January 16, 1997 (except as indicated in Note 5 below) with respect to the beneficial ownership of the Company's equity securities by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock or Class B Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each director of the Company, and (iv) all current executive officers and directors as a group. Robert J. Tarr, Jr., who is listed in the table as an executive officer named in the Summary Compensation Table, resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions with Management."

                                                         SHARES AND PERCENT OF CLASS OR
                                                     SERIES OF STOCK OWNED BENEFICIALLY (1)
                                            ---------------------------------------------------------
                   NAME                      COMMON       %     SERIES A     %      CLASS B       %
                   ----                     ---------    ---    --------    ---    ----------    ----
Smith Family Group (2)(3).................     54,825     *       --        --     19,990,398    99.8
  c/o Richard A. Smith
  Harcourt General, Inc.
  27 Boylston Street
  Chestnut Hill, MA 02167

Richard A. Smith (2)(3)...................        723     *       --        --     14,194,540    70.9
  c/o Harcourt General, Inc.
  27 Boylston Street
  Chestnut Hill, MA 02167

Nancy L. Marks (2)(3).....................         --     --      --        --     10,162,612    50.8
  c/o Harcourt General, Inc.
  27 Boylston Street
  Chestnut Hill, MA 02167

Mark D. Balk, Esq. (2)(4).................         --     --      --         --     2,891,129    14.4
  Goulston & Storrs, P.C.
  400 Atlantic Avenue
  Boston, MA 02110

Neuberger & Berman L.P. (5)...............  4,822,540    9.5      --        --         --         --
  605 Third Avenue
  New York, NY 10158

Robert J. Tarr, Jr. (6)...................    416,953     *      55,414     4.8        --         --

Brian J. Knez (2)(7)......................     16,064     *       --        --        625,373     3.1

John R. Cook (8)..........................     24,648     *       --        --         --         --

Eric P. Geller (9)........................     45,561     *       6,000      *         --         --

William F. Connell........................      1,500     *       --        --         --         --

Gary L. Countryman........................         --    --       --        --         --         --

Jack M. Greenberg.........................        500     *       --        --         --         --

Herbert W. Jarvis.........................      4,500     *       --        --         --         --

Jeffrey R. Lurie (2)(10)..................     10,653     *       --        --         --         --

Lynn Morley Martin........................        500     *       --        --         --         --

Maurice Segall............................      2,000     *       --        --         --         --

Robert A. Smith (2)(11)...................     26,359     *       --        --        635,373     3.2

Paula Stern...............................        500     *       --        --         --         --

Hugo Uyterhoeven..........................      1,200     *       1,200      *         --         --

Clifton R. Wharton, Jr....................      1,500     *       --        --         --         --

All current executive officers and
  directors as a group (20 persons)
  (12)....................................    203,642     *       9,016      *     15,455,286    77.2

---------------
   * Less than 1%.


 (1) Each share of Class B Stock is convertible at any time into one share of Common Stock. Each share of the Company's Series A Cumulative Convertible Stock ("Series A Stock"), which is not a voting security of the Company, is convertible at any time into 1.1 shares of Common Stock. The Company knows of no person owning Series A Stock who, after conversion of such stock, would own more than 5% of the Company's outstanding Common Stock. The number of shares of Common Stock reported in the table for the executive officers of the Company individually and as a group includes shares allocated to each executive officer's account under the Company's Employee Stock Ownership Plan ("ESOP"), as to which the officers share voting power with the trustee of the ESOP. The number of such shares is as follows: Richard
     A. Smith--723; Robert J. Tarr, Jr.--769; Brian J. Knez--154; John R. Cook--36; Eric P. Geller--637; Robert A. Smith--208; and all current executive officers as a group--2,693. Except as set forth in the preceding sentence or in the following footnotes, each stockholder referred to above has sole voting and investment power with respect to the shares listed.


 (2) Certain of the shares included in the table have been counted more than once because of certain rules and regulations of the Securities and Exchange Commission. The total number of shares owned by, or for the benefit of, Richard A. Smith, Nancy L. Marks and members of their families is as shown for the "Smith Family Group." See Note 3. Mr. Smith and Mrs. Marks are "control" persons of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission.


 (3) The Smith Family Group includes Richard A. Smith, Chairman and Chief Executive Officer of the Company; Nancy L. Marks, Mr. Smith's sister; Robert A. Smith and Brian J. Knez, Presidents and Co-Chief Operating Officers and directors of the Company, who are, respectively, the son and son-in-law of Richard A. Smith; Jeffrey R. Lurie, a director of the Company and the son of Nancy L. Marks; other members of their families and various family corporations, trusts and charitable foundations. Certain members of the Smith Family Group have filed a Schedule 13D, as amended, with the Securities and Exchange Commission. The Schedule 13D discloses that the members of the Smith Family Group have executed the Smith-Lurie/Marks Stockholders' Agreement dated December 29, 1986, as supplemented (the "Stockholders' Agreement"). The Stockholders' Agreement imposes certain restrictions on the ability of the parties thereto to convert their Class B Stock into Common Stock without permitting the other parties to acquire the shares proposed to be so converted.



     Not all shares of Class B Stock and none of the shares of Common Stock owned beneficially by the members of the Smith Family Group are subject to the Stockholders' Agreement. Thus, while 19,734,912 shares of Class B Stock are subject to the terms of the Stockholders' Agreement, the total number of shares held by or for the benefit of the Smith Family Group and as to which the Smith Family Group is deemed to be the beneficial owner is 19,990,398 shares of Class B Stock and 54,825 shares of Common Stock, which includes 40,061 shares of Common Stock subject to outstanding options exercisable within 60 days of January 16, 1997. The 19,990,398 shares of Class B Stock constitute 99.8% of the outstanding Class B Stock and, together with the 14,764 outstanding shares of Common Stock owned by the Smith Family Group, constitute 27.7% of the aggregate of the shares of the Class B Stock, Common Stock and Series A Stock outstanding as of January 16, 1997, assuming conversion of all Series A Stock into Common Stock. Members of the Smith Family Group possess sole or shared voting power over all of the shares shown in the table.



     Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the stockholders, and each share of Class B Stock entitles the holder thereof to one vote on all such matters, except that each share of Class B Stock entitles the holder thereof to ten votes on the election of directors at any stockholders' meeting under certain circumstances which are not present as of the date of this Proxy Statement. As to any elections in which the Class B Stock carries one vote per share (as is the case on the date of this Proxy Statement), the Smith Family Group had, as of January 16, 1997, 28.2% of the combined voting power of the Common Stock and Class B Stock. As to any elections in which the Class B Stock would carry ten votes per share, the Smith Family Group had, as of January 16, 1997, 79.6% of the combined voting power of the Common Stock and Class B Stock. The effect of this significant voting power is to permit the Smith Family Group to exert decisive control over the results of elections for the Board of Directors in the event of a substantial accumulation of Common Stock by persons unrelated to the Smith Family Group.

     The holders of Common Stock and the holders of Class B Stock are each entitled to vote separately as a class on a number of significant matters. For example, the holders of Common Stock and Class B Stock will each vote separately as a class on any (i) merger or consolidation of the Company with or into any other corporation, any sale, lease, exchange or other disposition of all or substantially all of the Company's assets to or with any other person, or any dissolution of the Company, (ii) additional issuances of Class B Stock other than in connection with stock splits and stock dividends, and (iii) amendments to the Company's Restated Certificate of Incorporation.

 (4) Mr. Balk, who is an officer and director of the law firm of Goulston & Storrs, P.C., and is included in the Smith Family Group because he serves as a trustee and/or director of several Smith family trusts and/or corporations, shares voting and investment power with respect to all shares of Class B Stock shown next to his name with various members of the Smith Family Group. Mr. Balk disclaims beneficial ownership of such shares, all of which are included in the number of shares owned beneficially by or for the benefit of the Smith Family Group. See Note 3.

 (5) The information reported was provided to the Company by Neuberger & Berman in December 1996. Neuberger & Berman has shared voting power with respect to 2,632,000 shares and shared investment power with respect to all of the shares reported in the table. Neuberger & Berman disclaims any economic interest with respect to the shares reported in the table.

 (6) Includes 15,000 shares of Common Stock and 15,000 shares of Series A Stock owned by Mr. Tarr's wife; 12,248 shares of Common Stock owned by a charitable trust of which Mr. Tarr is a trustee; 30,000 shares of Common Stock held by three trusts, of which Mr. Tarr's wife is a trustee, for the benefit of their children and 15,000 shares of Series A Stock owned by Mr. Tarr's wife as custodian for their three children. Mr. Tarr disclaims beneficial ownership of the shares described in the preceding sentence. Mr. Tarr resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions with Management."


 (7) Includes 15,160 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 16, 1997. Also includes 149,045 shares of Class B Stock held by Mr. Knez's wife, 462,698 shares of Class B Stock held in trust for the benefit of Mr. Knez's wife and 13,630 shares of Class B Stock held by two trusts, of which Mr. Knez is a trustee, for the benefit of his children. All of the shares reported for Mr. Knez are included in the shares owned by the Smith Family Group. See Note 3.



 (8) Includes 19,612 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 16, 1997.


 (9) Includes 33,173 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 16, 1997.

(10) Includes 10,640 shares of Common Stock held by the Philadelphia Eagles, Inc., of which Mr. Lurie is owner and Chief Executive Officer. All of the shares reported for Mr. Lurie are included in the shares owned by the Smith Family Group. See Note 3.

(11) Includes 24,901 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 16, 1997 and 592,480 shares of Class B Stock held by trusts of which Mr. Smith is a trustee and beneficiary. All of the shares reported for Mr. Smith are included in the shares owned by the Smith Family Group. See Note 3.


(12) Includes 150,004 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 16, 1997. Mr. Tarr is not included in the group of current executive officers and directors because of his resignation effective January 15, 1997.

                           1.  ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring.


     At the 1997 Annual Meeting, four Class A directors are to be elected for three year terms. The persons named in the accompanying proxy will vote each proxy for the election of the nominees listed below, unless directed otherwise. Each of the nominees is currently a member of the Board of Directors. Mr. Knez, who is currently a Class C director, will stand for election as a Class A director at the Annual Meeting in order to equalize the number of directors in each class. The Company has no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, the proxies may be voted for substitute nominees. In electing directors, holders of Common Stock and Class B Stock vote together as a single class. A plurality of the votes cast at the Annual Meeting is required to elect each director. Proxies withholding authority to vote for a nominee will be treated as votes cast against the election of such nominee. Broker non-votes will not be treated as votes cast and therefore will not be counted in calculating a plurality.


     Herbert W. Jarvis, a current Class A director, is not standing for election at the 1997 Annual Meeting. Mr. Jarvis, who is 71 years old, has been a director of the Company since 1981. Robert J. Tarr, Jr. resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions with Management."

     All of the nominees for director and the directors who will continue to serve after the 1997 Annual Meeting are listed below with their principal occupations for the last five years.

            NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS A DIRECTORS)

GARY L. COUNTRYMAN*, age 57, Director since 1996

     Chairman and Chief Executive Officer of Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company; President of those companies through March 1992; Chairman of Liberty Financial Companies, Inc.; Director of Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Financial Companies, Inc., Boston Edison Company, and Bank of Boston Corporation and its principal subsidiary, The First National Bank of Boston. Mr. Countryman served as a director of The Neiman Marcus Group, Inc., a majority-owned subsidiary of the Company, from its creation in 1987 until January 1996.

JACK M. GREENBERG*, age 54, Director since 1993


     Chairman of McDonald's USA since October, 1996; Vice Chairman of McDonald's Corporation; Chief Financial Officer of McDonald's Corporation from January 1982 to October 1996; Director of McDonald's Corporation, Stone Container Corporation and Arthur J. Gallagher & Company.


BRIAN J. KNEZ, age 39, Director since 1995


     President and Co-Chief Operating Officer of the Company since January 15, 1997; President and Chief Executive Officer of Harcourt Brace & Company since May 1995; President of the Scientific, Technical, Medical and Professional Group of Harcourt Brace from 1993 to May 1995; Group Vice President of the Scientific, Technical and Medical Group of Harcourt Brace from 1991 to 1993; Mr. Knez is the son-in-law of Richard A. Smith, Chairman and Chief Executive Officer of the Company, and the brother-in-law of Robert A. Smith, who is also President and Co-Chief Operating Officer and a director of the Company.

RICHARD A. SMITH, age 72, Director since 1950


     Chairman of the Company and of The Neiman Marcus Group, Inc.; Chief Executive Officer of the Company and of The Neiman Marcus Group, Inc. since January 15, 1997 and prior to December 1991; Chairman, President (until November 1, 1995) and Chief Executive Officer of GC Companies, Inc. since December 1993; Director of The Neiman Marcus Group, Inc., GC Companies, Inc., Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Financial Companies, Inc., and Bank of Boston Corporation and its principal subsidiary, The First National Bank of Boston. Mr. Smith is the father of Robert A. Smith and the father-in-law of Brian J. Knez, who are Presidents and Co-Chief Operating Officers and directors of the Company. Mr. Smith is the uncle of Jeffrey R. Lurie, a director of the Company.


            DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS B DIRECTORS)

WILLIAM F. CONNELL*, age 58, Director since 1992

     Chairman and Chief Executive Officer of Connell Limited Partnership; Director of Boston Edison Company, Bank of Boston Corporation and its principal subsidiary, The First National Bank of Boston, LCI International, Inc. and North American Mortgage Company.

MAURICE SEGALL*, age 67, Director since 1986

     Senior Lecturer, Massachusetts Institute of Technology; Former Chairman and Chief Executive Officer of Zayre Corp.; Director of AMR Corporation.

ROBERT A. SMITH, age 37, Director since 1989


     President and Co-Chief Operating Officer of the Company and President and Chief Operating Officer of The Neiman Marcus Group, Inc. since January 15, 1997; Group Vice President of the Company and of The Neiman Marcus Group, Inc. prior thereto; President and Chief Operating Officer of GC Companies, Inc. since November 1995. Mr. Smith is the son of Richard A. Smith, Chairman and Chief Executive Officer of the Company, the brother-in-law of Brian J. Knez, who is also President and Co-Chief Operating Officer and a director of the Company, and the cousin of Jeffrey R. Lurie, a director of the Company.


HUGO UYTERHOEVEN*, age 65, Director since 1980

     Timken Professor of Business Administration, Graduate School of Business Administration, Harvard University; Director of Bombardier, Inc., The Stanley Works and Ecolab, Inc.

            DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS C DIRECTORS)

JEFFREY R. LURIE, age 45, Director since 1996


     Owner and Chief Executive Officer, Philadelphia Eagles, Inc., a National Football League franchise, since May 1994; President and Chief Executive Officer of Chestnut Hill Productions, a motion picture production company. Mr. Lurie is the nephew of Richard A. Smith, Chairman and Chief Executive Officer of the Company, and the cousin of Robert A. Smith, President and Co-Chief Operating Officer and a director of the Company.


LYNN MORLEY MARTIN*, age 57, Director since 1993


     Davee Chair, J. L. Kellogg School of Management, Northwestern University, since September 1993; Advisor, Deloitte & Touche LLP, since June 1993; former Fellow at the Kennedy School of Government,

Harvard University; United States Secretary of Labor from February 1991 to January 1993; Member of the United States House of Representatives (Illinois 16th Congressional District) from 1981 to February 1991; Director of Ameritech Corporation, Ryder System, Inc., Procter & Gamble Co., TRW Inc. and various Dreyfus mutual funds.



PAULA STERN*, age 51, Director since 1993


     President of The Stern Group, Inc., an economic analysis and trade advisory firm; Former Chairwoman of the U.S. International Trade Commission; Alkire Chairholder in International Business at Hamline University; Director of Westinghouse Electric Corporation and Wal-Mart Stores, Inc.

CLIFTON R. WHARTON, JR.*, age 70, Director since 1994

     Retired Chairman and Chief Executive Officer of Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF); Deputy Secretary of State, U.S. Department of State, from January 1993 to November 1993; former Chancellor, State University of New York System; Director of Ford Motor Company, Tenneco, Inc., New York Stock Exchange, Inc. and TIAA-CREF Board of Overseers.
---------------

* The Company's By-Laws provide for the independence of a majority of the members of the Board of Directors and the Audit, Nominating and Compensation Committees. Those persons who are considered "independent" within the meaning of the Company's By-Laws are indicated by an asterisk (*) above.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended October 31, 1996, the Board of Directors held five meetings and acted once by unanimous written consent. During fiscal 1996, each director of the Company attended at least 75% of the aggregate number of Board meetings and meetings held by the committees of which he or she is a member, except for Mr. Countryman, who attended two of the three Board meetings held during fiscal 1996 subsequent to his election to the Board of Directors. The Board of Directors has designated four principal standing committees. Set forth below are descriptions of the functions of such committees and the names of their current members.

     Audit Committee. The members of the Audit Committee, which met four times during fiscal 1996, are Messrs. Jarvis (Chairman), Greenberg, Uyterhoeven and Wharton and Dr. Stern. It is anticipated that Mr. Uyterhoeven will succeed Mr. Jarvis, who is not standing for election at the Annual Meeting, as Chairman of the Audit Committee immediately following the Annual Meeting. The functions of the Audit Committee include the review of the scope of the services of the Company's independent auditors and the responsibilities of the Company's internal audit department and a continuing review of the Company's internal procedures and controls. The Audit Committee annually reviews the Company's audited financial statements, considers the qualifications and fees of the independent auditors of the Company and makes recommendations to the Board of Directors as to the selection of the auditors and the scope of their audit services.

     Compensation Committee. The members of the Compensation Committee, which met once during fiscal 1996, are Messrs. Segall (Chairman), Connell, Greenberg and Uyterhoeven and Ms. Martin. The functions of the Compensation Committee are to review or determine salaries, benefits and other compensation for officers and key employees of the Company and its subsidiaries and to administer the Company's stock incentive plans.

     Nominating Committee. The members of the Nominating Committee, which met once during fiscal 1996, are Messrs. Uyterhoeven (Chairman), Connell, Jarvis, Richard A. Smith and Ms. Martin. The functions of the Nominating Committee, in addition to nominating directors and making recommendations concerning the structure and membership of the various committees of the Board of Directors, include consulting with the Chief Executive Officer on questions of management, organization and succession and providing the Board of Directors with such guidance on these matters as the Board of Directors may seek from time to time. The Company's By-Laws provide that the Nominating Committee must carefully consider all suggestions timely received from any stockholder of nominees for director of the Company when the nominee confirms in writing to the Nominating Committee his or her desire to serve as a director of the Company and where the credentials of the nominee meet the standards generally applied by the Nominating Committee. Written suggestions for candidates, accompanied by the consent of the proposed candidate to serve as a director if nominated and elected, and a detailed description of his or her qualifications and background, must be received by the Company, c/o Secretary, P.O. Box 1000, Chestnut Hill, Massachusetts 02167 no later than November 1, 1997 (see "Deadline for Submission of 1998 Stockholder Proposals and Nominations").

     Executive Committee. The members of the Executive Committee, which held no meetings and acted once by unanimous written consent during fiscal 1996, are Messrs. Richard A. Smith (Chairman), Robert A. Smith and, since January 15, 1997, Brian J. Knez and Hugo Uyterhoeven. Mr. Tarr served as a member of the Executive Committee until his resignation from the Board of Directors effective January 15, 1997. The By-Laws confer upon the Executive Committee the authority to manage the affairs of the Company in the intervals between meetings of the Board of Directors, except that the Committee may not effect certain fundamental corporate actions such as (a) declaring a dividend, (b) amending the Restated Certificate of Incorporation or the By-Laws, (c) adopting an agreement of merger or consolidation or (d) imposing a lien on substantially all the assets of the Company. In practice, the Executive Committee meets infrequently and does not act except on matters which must be dealt with prior to the next scheduled Board of Directors meeting and which are not sufficiently important to require action by the full Board of Directors.

DIRECTORS' COMPENSATION

     Those directors who are not employees of the Company receive an annual retainer of $22,500 each and a fee of $1,750 per meeting attended, plus travel and incidental expenses (an aggregate of $12,284 in fiscal 1996) incurred in attending meetings and carrying out their duties as directors. They also receive a fee of $750 (the Chairmen receive $1,250, with the exception of the Chairmen of the Audit and Compensation Committees, who receive $1,750) for each committee meeting attended. If a director is unable to attend a meeting in person but participates by telephone, he or she receives one-half of the fee that would otherwise be payable.


     All directors of the Company are invited to attend meetings of the Board of Directors of The Neiman Marcus Group, Inc. ("NMG"), a publicly-held company in which the Company has a controlling interest. Directors of the Company who are not employees of the Company and who participate in NMG Board meetings receive $2,000 for each meeting attended in person and $1,000 for participating by telephone.



     The Company offers non-employee directors the alternative of receiving directors' fees on a deferred basis. Those directors may elect to defer receipt of all or a specified portion of their fees (i) in the form of cash with interest at a rate equal to the average of the top rates paid by major New York banks on three month negotiable certificates of deposit, or (ii) in the form of stock based units, the value of each unit initially being equal to the fair market value of one share of Common Stock of the Company on the date the fees would otherwise be payable. To date, Messrs. Countryman, Greenberg, Jarvis and Uyterhoeven, and Dr. Stern have elected to receive their fees on a deferred basis using the stock based method.


     The Company also maintains a retirement plan for its non-employee directors. Directors who have served on the Board for at least ten years are entitled to receive an annual retirement benefit equal to the annual retainer in effect during the year in which they retire. This benefit continues for a period of time equal to the director's length of service on the Board. Retirement benefits are not payable after death or in the event a director joins the board of directors or becomes an executive officer of a competitor of the Company within three years of his or her retirement as a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that all filing requirements applicable to its insiders were complied with during fiscal 1996.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table provides information on the compensation provided by the Company during fiscal 1996, 1995 and 1994 to the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company during fiscal 1996.


                                                                                                    LONG-TERM
                                                                                                 COMPENSATION(1)
                                                                                                 ---------------
                                                                                                     AWARDS
                                                                                                 ---------------
                                                              ANNUAL COMPENSATION                  SECURITIES
                                                 ---------------------------------------------     UNDERLYING       ALL OTHER
             NAME AND                  FISCAL      SALARY        BONUS         OTHER ANNUAL          OPTIONS       COMPENSATION
        PRINCIPAL POSITION              YEAR        ($)          ($)(2)     COMPENSATION($)(3)         (#)            ($)(4)
        ------------------             ------    ----------    ----------   ------------------   ---------------   ------------
Robert J. Tarr, Jr.(5)................  1996     $1,600,000    $1,200,000         $53,456               --           $100,320
President and Chief Executive           1995     $1,500,000    $1,125,000         $89,862               --           $ 92,994
Officer                                 1994     $1,400,000    $1,050,000         $69,431               --           $ 95,042

Richard A. Smith(6)...................  1996     $  750,000    $  525,000           --                  --           $300,809(7)
Chairman                                1995     $  750,000    $  525,000           --                  --           $334,805(7)
                                        1994     $  750,000    $  525,000           --                  --           $273,404(7)

Brian J. Knez(8)......................  1996     $  425,000    $  212,500           --                10,000         $ 21,130
President and Chief Executive Officer   1995     $  301,923    $  152,383           --                 3,000         $ 14,159
Harcourt Brace & Company                1994     $  220,000    $   66,000           --                 2,500         $  8,601

John R. Cook..........................  1996     $  360,000    $  180,000           --                 4,000         $ 18,115
Senior Vice President and               1995     $  337,500    $  168,750           --                 4,000         $ 16,596
Chief Financial Officer                 1994     $  330,000    $  165,000           --                15,000         $ 17,800

Eric P. Geller........................  1996     $  305,000    $  152,500         $69,106              4,000         $ 15,436
Senior Vice President,                  1995     $  292,500    $  146,250         $77,307              4,000         $ 14,456
General Counsel and Secretary           1994     $  280,000    $  140,000           --                10,000         $ 15,118

---------------
(1) The Company does not have a long-term compensation program that includes long-term incentive payouts.

(2) Bonus payments are reported with respect to the year in which the related services were performed.

(3) No disclosure regarding items included in this column is required unless the amount in any year exceeds the lesser of $50,000 or 10% of the total annual salary and bonus for any named officer. Includes the cost to the Company of medical and dental expenses, financial counseling and estate planning fees, auto expenses with respect to Messrs. Smith and Tarr, tax offset bonuses in connection with the exercise of stock options in the amount of $56,058 and $62,530 to Mr. Geller in fiscal 1996 and 1995, respectively, and bargain interest on Company loans, including bargain interest of $20,049, $64,801 and $45,181 for Mr. Tarr in fiscal 1996, 1995 and 1994, respectively.

(4) The items accounted for in this column include the value of allocated ESOP shares, the cost to the Company of matching contributions under the Key Employee Deferred Compensation Plan and group life insurance premiums. For fiscal 1996, such amounts for each of the named executive officers were, respectively, as follows: Mr. Tarr -- $500, $85,788 and $14,032; Mr. Smith -- $500, $0 and $2,160; Mr. Knez -- $500, $19,601 and $1,028; Mr. Cook --
     $500, $16,606 and $1,009; and Mr. Geller -- $500, $14,069 and $867. Also
     included in this column for fiscal 1996 is $298,649 for Mr. Smith, which represents a calculation of the benefit to Mr. Smith of the premium advanced by the Company in fiscal 1996 on the life insurance policy referred to in paragraph B under "Transactions Involving Management." The benefit is determined for the period, projected on an actuarial basis, between the date the premium is paid by the Company and the date the Company will be entitled to reimbursement of the premium.

(5) Mr. Tarr resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions Involving Management."


(6) Mr. Smith became Chief Executive Officer of the Company on January 15, 1997, the effective date of Mr. Tarr's resignation. Pursuant to a Deferred Compensation Agreement between the Company and Mr. Smith dated as of December 15, 1994, Mr. Smith has agreed to defer that portion of his compensation for fiscal 1996 and succeeding fiscal years which is not deductible as compensation by the Company under the provisions of the Internal Revenue Code which disallow a tax deduction to the Company for certain compensation to an executive officer named in the Summary Compensation Table in excess of $1 million in any fiscal year. If the stockholders approve the Company's 1997 Incentive Plan at the 1997 Annual Meeting, it is expected that compensation earned by Mr. Smith in excess of $1 million in fiscal 1997 and succeeding fiscal years will be eligible to be characterized as performance-based compensation and therefore to be fully deductible by the Company.


(7) For information regarding advances made to Mr. Smith of a portion of the premiums payable on a split dollar life insurance policy, see paragraph B under "Transactions Involving Management."

(8) Mr. Knez became President and Co-Chief Operating Officer of the Company on January 15, 1997 and became President and Chief Executive Officer of Harcourt Brace & Company in May, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR


     The following table provides information regarding options to purchase Common Stock granted under the Company's 1988 Stock Incentive Plan during the fiscal year ended October 31, 1996 to the executive officers named in the Summary Compensation Table.


                                                                                            POTENTIAL
                                             INDIVIDUAL GRANTS(1)                           REALIZABLE
                            -------------------------------------------------------      VALUE AT ASSUMED
                            NUMBER OF         % OF                                        ANNUAL RATES OF
                            SECURITIES       TOTAL                                          STOCK PRICE
                            UNDERLYING      OPTIONS                                      APPRECIATION FOR
                             OPTIONS       GRANTED TO     EXERCISE OR                     OPTION TERM(2)
                             GRANTED      EMPLOYEES IN    BASE PRICE     EXPIRATION    ---------------------
           NAME                (#)        FISCAL YEAR       ($/SH)          DATE          5%          10%
           ----             ----------    ------------    -----------    ----------    --------     --------
Robert J. Tarr, Jr.(3)....     --               --             --             --          --           --
Richard A. Smith(4).......     --               --             --             --          --           --
Brian J. Knez.............    10,000          12.45%        $41.875        12/20/05    $263,350     $667,380
John R. Cook..............     4,000           4.98%        $41.875        12/20/05    $105,340     $266,952
Eric P. Geller............     4,000           4.98%        $41.875        12/20/05    $105,340     $266,952

---------------
(1) No stock appreciation rights were granted to any named executive officer during fiscal 1996. All option grants are non-qualified stock options having a term of 10 years and one day. They become exercisable at the rate of 20% on each of the first five anniversary dates of the grant. All options were granted at fair market value determined by the closing price of the Common Stock on the New York Stock Exchange on the date of grant.

(2) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the Securities and Exchange Commission.

(3) Pursuant to Mr. Tarr's Employment Agreement, following grants of options and restricted stock to Mr. Tarr in fiscal 1992, he was not eligible to receive any additional stock options or restricted stock through October 31, 1996. Mr. Tarr resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions Involving Management."

(4) Mr. Smith does not participate in the Company's stock incentive plans.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES


     The following table provides information regarding stock options exercised during fiscal 1996 and the number and value of stock options held at October 31, 1996 by the executive officers named in the Summary Compensation Table.


                                                                     NUMBER OF
                                                                    SECURITIES           VALUE OF
                                                                    UNDERLYING         UNEXERCISED
                                                                    UNEXERCISED        IN-THE-MONEY
                                                                   OPTIONS/SARS        OPTIONS/SARS
                                       SHARES                       AT OCT. 31,        AT OCT. 31,
                                      ACQUIRED                        1996(#)            1996($)
                                         ON           VALUE        -------------     ----------------
                                      EXERCISE       REALIZED      EXERCISABLE/        EXERCISABLE/
                NAME                   (#)(1)       ($)(1)(2)      UNEXERCISABLE     UNEXERCISABLE(3)
                ----                  --------      ----------     -------------     ----------------
Robert J. Tarr, Jr.(1)..............   125,955      $3,264,244         44,040/          $1,502,000/
                                                                            0                    0

Richard A. Smith(4).................     --             --               --                 --

Brian J. Knez.......................     --             --             10,628/          $  299,947/
                                                                       15,883           $  201,018

John R. Cook........................     --             --             16,709/          $  327,725/
                                                                       22,806           $  381,900

Eric P. Geller(1)...................    15,414      $  474,210         28,692/          $  772,170/
                                                                       16,283           $  278,447

---------------

(1) The Company paid to Mr. Tarr the amount of $1,964,769 with respect to the surrender of vested options held by him to purchase 70,464 shares of Common Stock at an average exercise price of $18.49. The Company paid to Mr. Geller the amount of $302,136 with respect to the surrender of vested options held by him to purchase 9,909 shares of Common Stock at an average exercise price of $16.55. The number of options surrendered and such payments, which were calculated based on the difference between the closing price of the Common Stock on the New York Stock Exchange on the date the officer elected to receive this payment and the option exercise price, are included in the first two columns in this table for each officer. Mr. Tarr exercised all of his remaining stock options shown in the table on January 6, 1997 at an exercise price of $15.89 for a total value realized of $1,364,377 calculated as described in Note 2 below. This amount is not included in the table. Mr. Tarr resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions Involving Management."


(2) Represents the difference between the closing price of the Company's Common Stock on the New York Stock Exchange on the date of exercise or surrender and the option exercise price.


(3) The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the Company's Common Stock on the New York Stock Exchange at fiscal year end ($50.00) less the option exercise price for those shares. These values have not been realized. The closing price of the Company's Common Stock on the New York Stock Exchange was $46.625 on January 16, 1997.


(4) Mr. Smith does not participate in the Company's stock incentive plans.

                                 PENSION PLANS

     The Company maintains a funded, qualified pension plan known as the Harcourt General Retirement Plan (the "Retirement Plan"). Non-union employees of the Company who have reached the age of 21 and completed one year of service with 1,000 or more hours participate in the Retirement Plan, which pays benefits upon retirement or termination of employment by reason of disability. Benefits under the Retirement Plan become fully vested after five years of service with the Company.


     The Company also maintains a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded, non-qualified plan under which benefits are paid from the Company's general assets to supplement Retirement Plan and Social Security benefits. Executive, administrative and professional employees with an annual base salary at least equal to a self-adjusting minimum ($100,000 as of December 31, 1996) are eligible to participate in the SERP. At normal retirement age (generally age 65), a participant with 25 or more years of service is entitled to payments under the SERP sufficient to bring his or her combined annual benefit from the Retirement Plan and the SERP, computed as a straight life annuity, up to 50% of the participant's highest consecutive 60 month average of annual pensionable earnings, less 60% of his or her estimated annual primary Social Security benefit. If the participant has fewer than 25 years of service or retires before age 62, the combined benefit is reduced. In computing the combined benefit, "pensionable earnings" means base salary, including any salary which may have been deferred. Benefits under the SERP become fully vested after five years of service with the Company.



     The following table shows the estimated annual pension benefits payable to employees in various compensation and years of service categories. The estimated benefits apply to an employee retiring at age 65 in 1997 who elects to receive his or her benefit in the form of a straight life annuity. These benefits include amounts attributable to both the Retirement Plan and the SERP and are in addition to any retirement benefits that might be received from Social Security.


                      ESTIMATED ANNUAL RETIREMENT BENEFITS
                       UNDER RETIREMENT PLAN AND SERP(1)

                                                        TOTAL CREDITED YEARS OF SERVICE
  AVERAGE                                 ------------------------------------------------------------
PENSIONABLE                                                                                      25
 EARNINGS                                    5            10           15           20        OR MORE
-----------                                  -            --           --           --        -------
 $  300,000  ...........................  $ 30,000     $ 60,000     $ 90,000     $120,000     $150,000
    600,000  ...........................    60,000      120,000      180,000      240,000      300,000
    900,000  ...........................    90,000      180,000      270,000      360,000      450,000
  1,200,000  ...........................   120,000      240,000      360,000      480,000      600,000
  1,500,000  ...........................   150,000      300,000      450,000      600,000      750,000
  1,800,000  ...........................   180,000      360,000      540,000      720,000      900,000

---------------
(1) The amounts actually payable will be lower than the amounts shown above, since the above amounts will be reduced by 60% of the participant's estimated primary Social Security benefit. Richard A. Smith will have a smaller Social Security reduction due to certain guaranty provisions contained in a prior pension plan in which he participated. In 1990, Mr. Smith received a distribution of the present value of excess retirement benefits then accrued under an agreement between Mr. Smith and the Company; his future retirement benefits will thus be reduced accordingly.

     The following table shows the pensionable earnings and credited years of service for the executive officers named in the Summary Compensation Table as of October 31, 1996 and years of service creditable at age 65. Credited service may not exceed 25 years for the purpose of calculating retirement benefits under any of the Company's retirement plans.

                                                                                    YEARS OF SERVICE
                                                                                 ----------------------
                                                        PENSIONABLE EARNINGS         AT
                                                           FOR YEAR ENDED        OCTOBER 31,       AT
                         NAME                             OCTOBER 31, 1996          1996         AGE 65
                         ----                           --------------------     -----------     ------
Robert J. Tarr, Jr.(1)................................       $1,600,000               20           --
Richard A. Smith......................................          750,000               25           25
Brian J. Knez.........................................          425,000                9           25
John R. Cook..........................................          360,000                4           14
Eric P. Geller........................................          305,000               17           25

---------------
(1) Mr. Tarr resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions Involving Management" for a description of Mr. Tarr's retirement benefits under his Resignation Agreement.

TRANSACTIONS INVOLVING MANAGEMENT

     A. The Company and Mr. Tarr entered into an employment agreement effective as of November 25, 1991 (the "Employment Agreement"). While the initial term of the Employment Agreement expired on October 31, 1996, the Board of Directors of the Company unanimously extended the term of the Employment Agreement to October 31, 1998 in accordance with the provisions of the Employment Agreement. On December 17, 1996, the Company and Mr. Tarr entered into an agreement relating to Mr. Tarr's resignation as a director and officer of the Company effective January 15, 1997 (the "Resignation Agreement").


     Under the Employment Agreement, Mr. Tarr served as the President, Chief Executive Officer and Chief Operating Officer of the Company. The Employment Agreement provided that Mr. Tarr's base salary would be $1,600,000 for each of fiscal 1996, 1997 and 1998 and that Mr. Tarr would be entitled to a maximum annual cash bonus equal to 75% of his base salary for fiscal 1996 and 100% of his base salary for fiscal 1997 and 1998. Mr. Tarr's bonus for fiscal 1996 is included in the Summary Compensation Table.



     Under the Resignation Agreement, the Company has agreed to pay Mr. Tarr compensation at the rate of $1,600,000 per annum through October 31, 1998 and lump sum payments of $1,600,000 in both January 1998 and January 1999. Mr. Tarr will defer 15% of each of these payments, which will be recorded in an account on the Company's books. The Company will add to such account an amount equal to 3% of the deferred compensation and, on a quarterly basis, credit such account with interest at the prime rate plus two percentage points, consistent with the matching and interest features of the Company's Key Employee Deferred Compensation Plan. The total amount deferred, together with the credited interest, will be paid to Mr. Tarr on January 15, 1999, together with the balance in Mr. Tarr's account under the Key Employee Deferred Compensation Plan, which shall continue to be maintained and bear interest to that date.



     In the Resignation Agreement, Mr. Tarr has agreed to certain non-competition and non-solicitation covenants and to provide certain consulting services to the Company for the year following January 15, 1997. The Company will pay Mr. Tarr $800,000 during the 12 month period commencing on November 1, 1998 for providing such consulting services.


     Commencing on November 1, 1998, Mr. Tarr will receive an annual retirement benefit (which will include his maximum permissible benefits under both the Harcourt General Retirement Plan and the Harcourt General Supplemental Executive Retirement Plan) during his lifetime of $1,427,500. If Mr. Tarr is survived by his spouse, she will receive a benefit during her lifetime in an annual amount equal to 50% of the foregoing amount.


     Pursuant to the Resignation Agreement, the Company will continue to provide Mr. Tarr with term life insurance with a $2,400,000 death benefit until age 65 and fully paid whole life insurance with a $450,000 death benefit, and will also provide Mr. Tarr and his beneficiaries with certain other benefits provided to the Company's senior executives, including participation in the Company's Executive Medical Plan.


     The compensation and benefits to be provided to Mr. Tarr and his beneficiaries under the Resignation Agreement are based on the terms of Mr. Tarr's Employment Agreement as approved in 1991. The Resignation Agreement was approved unanimously by both a sub-committee of the Board of Directors comprised of independent directors as well as the full Board of Directors.

     B. In August 1990, a trust established by Mr. and Mrs. Richard A. Smith entered into an agreement with the Company whereby the Company, with the approval of the Compensation Committee, agreed to make advances of the portion of the premiums not related to term insurance payable on a split dollar life insurance policy purchased by the trust on the joint lives of Mr. and Mrs. Smith. The Company will make such advances for not more than nine years, after which time the premiums may be paid through policy loans. The Company is entitled to reimbursement of the amounts advanced, without interest, upon the first to occur of (a) the death of the survivor of Mr. and Mrs. Smith or (b) the surrender of the policy. These advances are secured by a collateral assignment of the policy to the Company. During fiscal 1996, 1995, and 1994, the Company advanced $414,362, $419,075 and $422,898, respectively, toward the payment of such premiums.

     C. The principal purpose of the Company's 1983 Key Executive Stock Purchase Loan Plan (the "Loan Plan"), which provides loans to key employees to finance the purchase of shares of the Company's stock, is to encourage the acquisition and retention of Company stock by such employees so that the continuing proprietary interest of such employees in the Company may serve as an additional incentive to them.

     Each loan made to date under the Loan Plan is evidenced by a secured promissory note bearing interest at a rate determined by the Compensation Committee. The unpaid principal amount of any loan becomes due and payable seven months after the loan participant's employment with the Company or any of its subsidiaries has terminated. The Compensation Committee, in its discretion, may extend any loan which becomes due and payable by reason of such termination for an additional term not exceeding five months. The unpaid principal amount of a loan of a participant who ceases to be a Company employee by reason of retirement, disability, involuntary discharge or death, or who resigns more than four years after the date of the loan, shall be repayable at the option of the participant (or his legal representative, as the case may be) either in cash or in the number of Company shares obtained with the proceeds of the loan.


     The aggregate unpaid principal amount of all stock purchase loans outstanding under the Loan Plan may not exceed $5,000,000 at any time, subject, however, to the right of the Board of Directors upon the recommendation of the Compensation Committee to increase the aggregate outstanding loan limitation to not more than 3/4 of 1% of the Company's total assets as most recently made public by the Company at the time of such action, excluding for this purpose the assets of The Neiman Marcus Group, Inc. The aggregate amount of outstanding indebtedness to the Company on January 16, 1997 under the Loan Plan was $687,434.

     The following table describes (a) the largest amount of indebtedness outstanding under the Loan Plan during fiscal 1996, (b) the amount of indebtedness outstanding on January 16, 1997, and (c) the weighted average rate of interest on indebtedness outstanding on January 16, 1997 for the executive officers of the Company who had loans in excess of $60,000 during fiscal 1996 or subsequent thereto.


                                                          LARGEST          INDEBTEDNESS        WEIGHTED
                                                        INDEBTEDNESS      OUTSTANDING AT        AVERAGE
                                                        OUTSTANDING        JANUARY 16,       INTEREST RATE
                                                       IN FISCAL 1996          1997            PER ANNUM
                                                       --------------     --------------     -------------
Robert J. Tarr, Jr.(1)...............................     $250,000           $      0              --
John R. Cook.........................................     $      0           $177,084             2.03%
Eric P. Geller.......................................     $370,017           $279,267             3.40%
Craig B. Sawin(2)....................................     $100,175           $100,175             4.74%
Gerald T. Hughes(3)..................................     $117,997           $116,533             5.00%

---------------
(1) Pursuant to an arrangement under his Employment Agreement, Mr. Tarr is also indebted to the Company in the amount of $63,686, which is to be paid on April 15, 1997 pursuant to the Resignation Agreement.

(2) Mr. Sawin was Vice President - Planning and Analysis of the Company until January 15, 1997, when he resigned as an officer of the Company to devote his full time to his position as Chairman and Chief Executive Officer of Drake Beam Morin, Inc., the Company's professional services subsidiary.

(3)  Mr. Hughes is the Vice President - Human Resources of the Company.

                            ------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings, nor shall such sections of this proxy statement be deemed to be incorporated into any future filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of Maurice Segall (Chairman), William F. Connell, Jack M. Greenberg, Lynn Morley Martin and Hugo Uyterhoeven. The members of the Compensation Committee are all independent directors.

     Compensation Policies

     The principal objectives of the Company's executive compensation program are to reward competitively its executive officers in order to attract and retain excellent management and to provide incentives to executive officers that will encourage them to increase the profitability of the Company and to build shareholder value.

     Early in each fiscal year, the Committee considers the recommendations of the Chief Executive Officer, which are supported by data generated by the Company's Human Resources Department, for each component of compensation for the Company's executive officers. The Committee reviews those recommendations and then approves them or makes such modifications as it deems appropriate.

     The principal components of the Company's compensation program are:

     Base Salary

     Base salary is determined with reference both to salary survey information from recognized compensation consulting firms and to each executive officer's level of responsibility, experience and performance. The salary survey data is used to establish benchmark amounts for both base salary and total cash compensation for each executive position. Comparisons are made to a broad range of companies or, depending on an executive's level of responsibility, to groups of profit centers or divisions within such companies, with the principal selection criteria for comparisons being similar revenues to the Company or to the group or division within the Company. While there are no hard and fast rules which bind the Committee, the Company generally sets its salary and total cash compensation benchmarks (assuming that maximum bonuses are achieved) for executive officers at the 75th percentile of the comparison group of companies in order to reflect both the Company's size (in terms of revenues) and complexity (in terms of diversity of operating businesses) and to compete for and retain the best management talent available. Because the Company is involved in a variety of businesses and competes for executives with all major U.S. companies, the Committee believes that comparison information from the broadest group of companies is the most appropriate reference for setting cash compensation amounts. The Committee accordingly does not limit its comparison information for compensation purposes to the companies included in the peer group in the Stock Performance Graph.

     The Committee reviews in detail the base salary levels for each of the executive officers of the Company. While the Committee uses the benchmarks as a reference point, a particular individual's base salary may vary from the benchmark depending upon his salary history, experience, individual performance, contractual obligations of the Company, guidelines determined by the Chief Executive Officer with respect to salary increases for the entire Company and the subjective judgment of the Committee.

     Cash Bonus Awards

     Bonuses are awarded based on the achievement of performance objectives by the Company and individual executive officers. The bonus program puts significant amounts of total cash compensation at risk for executive officers, with the intent of focusing their attention on achieving both the Company's performance goals and their individual goals, thereby contributing to profitability and building shareholder value.

     Shortly after the beginning of each fiscal year, the Compensation Committee establishes the Company's performance goals for the current year and determines the executive officers who should participate in the plan for that year and the maximum bonus values attainable by them. For fiscal 1996, the maximum bonuses for which executive officers were eligible ranged from 30% to 75% of base salary. For fiscal 1997, the range of maximum bonuses will be from 30% to 70% of base salary.


     The principal performance measure which determines the payment of bonuses for executive officers is the Company's earnings goal established by the Committee shortly after the beginning of the fiscal year. The earnings goal established for fiscal 1996 was an amount of net income that was exceeded by the Company's actual net income for fiscal 1996 as it appears on the line "Net earnings" in the Company's Consolidated Statements of Earnings. For executives with responsibilities at the group or division level, a performance target relating to the financial results of that group or division is established. The Committee has establised similar performance criteria for use in determining bonuses for fiscal 1997.


     In addition, each of the Company's senior executive officers prepares and agrees with the Chief Executive Officer on individual performance goals. The executive must meet these individual goals in addition to the Company's performance target in order for an executive to get his full bonus. Individual performance goals typically include achievement of specific tasks.

     Absent extraordinary circumstances, if the corporate performance target is exceeded, bonus awards are not increased over the maximum bonus values established by the Committee. If the performance target is not met, bonus awards will, in all probability, be reduced at the discretion of the Committee. If the Company falls sufficiently short of its performance target, there is a presumption that bonuses would not be paid absent special circumstances. Depending on the individual executive officer, factors such as the performance of a business unit or units for which the executive officer is responsible and achievement of individual performance goals are considered in the decision to award a bonus. If corporate and/or business unit performance targets are met, but an individual falls short of his performance goals, the individual's bonus could be reduced or eliminated in the discretion of the Committee.


     The bonuses awarded to executive officers in fiscal 1996 were determined by an assessment of all of the factors described above. Since the Company exceeded its earnings goal in fiscal 1996, the bonuses awarded to the executive officers named in the Summary Compensation Table in each case equaled their maximum bonus values.


     Stock Incentives


     The Committee's purpose in awarding equity based incentives, principally in the form of stock options which vest over a period of five years and terminate ten years from the date of grant, is to achieve as much as possible an identity of interest between the executive officers and the long term interest of the stockholders. The Company's senior executive officers have always had a very significant equity ownership in the Company, and the Committee is of the view that this has been and continues to be a key factor in focusing the efforts of management in building shareholder value. The principal factors considered in determining which executive officers were awarded stock options in fiscal 1996, and in determining the amounts of such awards, were salary levels, special circumstances such as promotions and contractual commitments, as well as the performance, experience and level of responsibility of each executive officer.


     Compensation of the Chief Executive Officer

     Robert J. Tarr, Jr. served as President, Chief Executive Officer and Chief Operating Officer of the Company from November 1991 until his resignation, effective January 15, 1997. Mr. Tarr's compensation for fiscal 1996 was determined by his Employment Agreement with the Company which was entered into after approval by the Compensation Committee in November 1991.

     When the Committee approved Mr. Tarr's agreement, it considered all of the factors described above under the Compensation Policies caption as well as detailed information for chief executive officer positions at other large and complex companies which was developed by the Company's Human Resources Department acting under the ultimate supervision of Richard A. Smith, the Company's then Chairman and Chief Executive Officer. This information included special reviews of chief executive officer compensation conducted at the request of the Company by William M. Mercer Incorporated and Hewitt Associates, two nationally recognized executive compensation consulting firms. Other factors which the Committee considered in approving Mr. Tarr's contract were his experience and performance with the Company, competition for chief executive officers of similar experience and ability, and planning for management succession.


     Mr. Tarr's Employment Agreement became effective after the Company completed the acquisition of Harcourt Brace & Company in November 1991. In approving Mr. Tarr's agreement, the Committee considered the Company's need for continuity of strong and experienced senior management to focus on the integration of Harcourt Brace & Company into the Company's operations. Specifically, the Committee was of the view that a long term agreement with Mr. Tarr met the Company's need for stability during the period following the acquisition of Harcourt Brace & Company.


     Mr. Tarr was paid his full target bonus of 75% of base salary for fiscal 1996 because the Company exceeded the earnings goal established by the Committee for fiscal 1996.

     In November 1991, Mr. Tarr received 100,000 shares of restricted stock and an option grant for 220,200 shares of stock pursuant to his Employment Agreement. The purpose of these grants was to put a substantial portion of Mr. Tarr's total compensation at risk and to sharply focus his attention on building shareholder value over the long term. Under the terms of his Employment Agreement, Mr. Tarr was not entitled to receive any further grants of restricted stock or stock options through October 31, 1996.


     Richard A. Smith, the Chairman of the Company, was elected by the Board of Directors to assume the position of Chief Executive Officer on January 15, 1997, the effective date of Mr. Tarr's resignation. In fiscal 1997, Mr. Smith will continue to receive the same base salary of $750,000 paid to him in fiscal 1996 and will be eligible for a maximum cash bonus award of 70% of his base salary, which is the same percentage as in fiscal 1996.


     Compliance with the Internal Revenue Code


     The Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million per year paid to each of the executive officers named in the Summary Compensation Table which is not "performance based" compensation. Because Mr. Tarr's compensation for fiscal 1996 was paid pursuant to his Employment Agreement, which became effective prior to February 17, 1993, his fiscal 1996 compensation is not subject to the $1 million limit on deductibility. Mr. Smith, whose compensation also exceeded $1 million in fiscal 1996, has deferred all of his fiscal 1996 compensation that would not have been deductible as a result of the Code, and has agreed to continue to defer income in future fiscal years, if necessary, so long as such compensation is not deductible by the Company under the Code. If the stockholders approve the Company's 1997 Incentive Plan at the 1997 Annual Meeting, it is expected that Mr. Smith's bonus, if awarded upon achievement of the performance goals established by the Committee pursuant to that Plan, will be deductible by the Company for tax purposes.



     The Committee and the Board of Directors recently adopted the Company's 1997 Incentive Plan, subject to approval by the stockholders of the Company at the 1997 Annual Meeting. If the stockholders approve this plan, the Committee may continue to award stock incentives and cash bonuses based on objective criteria and consistent with past practice. The stock incentives and cash bonuses awarded under the Plan will be eligible to be characterized as "performance based" compensation and therefore to be fully deductible by the Company.


     The Committee will continue to monitor the requirements of the Code to determine what actions should be taken by the Company in order to preserve the tax deduction for executive compensation to the maximum extent, consistent with the Company's continuing goals of providing the executive officers of the Company with appropriate incentives and rewards for their performance.

                                            COMPENSATION COMMITTEE

                                            Maurice Segall, Chairman
                                            William F. Connell
                                            Jack M. Greenberg
                                            Lynn Morley Martin
                                            Hugo Uyterhoeven

                            STOCK PERFORMANCE GRAPH

     The following graph compares the total cumulative return over five years on the Company's Common Stock to the total cumulative return over the same period of the common stocks of companies in the Standard & Poor's 500 Stock Index and a Peer Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at October 31, 1991 and that all dividends were reinvested.

      Measurement Period               Harcourt        S&P 500
    (Fiscal Year Covered)            General, Inc.      Index         Peer Index
31-Oct-91                               100.00          100.00          100.00
31-Oct-92                               148.93          109.95          102.03
31-Oct-93                               225.54          126.32          120.10
31-Oct-94                               211.55          131.20          141.54
31-Oct-95                               230.33          165.85          146.00
31-Oct-96                               295.14          205.78          183.68

     The Peer Index includes companies in the publishing and specialty retailing industries. The common stocks of the companies in the Peer Index have been weighted annually at the beginning of each fiscal year to reflect relative stock market capitalization. The groups in the Peer Index have been weighted 55% publishing and 45% specialty retailing based on the approximate contribution of each of those segments to the Company's fiscal 1996 operating earnings. The companies which comprise the Peer Index are:

                                                                        SPECIALTY
               PUBLISHING                                               RETAILING
               ----------                                               ---------
          Houghton Mifflin Company                                   Tiffany & Co.
          John Wiley & Sons, Inc.                                    Nordstrom, Inc.
          The McGraw-Hill Companies, Inc.
          The Times Mirror Company

     The comparisons provided in this graph are not intended to be indicative of possible future performance of the Company's stock.

              2.  APPROVAL OF INCREASE OF AUTHORIZED CAPITAL STOCK

     Article Fourth of the Company's Restated Certificate of Incorporation currently provides that the total number of shares of capital stock of all classes which the Company is authorized to issue is 180,000,000 shares comprised of the following: (a) 100,000,000 shares of Common Stock with a par value of $1.00 per share, (b) 40,000,000 shares of Class B Stock with a par value of $1.00 per share and (c) 40,000,000 shares of Preferred Stock with a par value of $1.00 per share. The Preferred Stock may be issued in one or more series with the provisions determined by the Company's Board of Directors. There are presently authorized 10,000,000 shares of Series A Cumulative Convertible Stock, $1.00 par value (the "Series A Stock").


     On January 16, 1997, 50,827,141 shares of Common Stock were issued and outstanding and 22,949,091 shares of Common Stock were reserved for issuance in connection with the exercise of employee stock options and pursuant to conversions of the Class B Stock and the Series A Stock into Common Stock. On January 16, 1997, 20,024,090 shares of Class B Stock and 1,146,061 shares of Series A Stock were issued and outstanding. Consequently, 26,223,768 shares of Common Stock, 19,975,910 shares of Class B Stock and 38,853,939 shares of Preferred Stock remain available for future issuance.


     The Company's Board of Directors has adopted a resolution recommending the approval of a proposed amendment to the Company's Restated Certificate of Incorporation increasing the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 to 200,000,000 and increasing the number of shares of Class B Stock which the Company is authorized to issue from 40,000,000 to 80,000,000. The number of authorized shares of Preferred Stock and Series A Stock will remain unchanged.

     The Board of Directors believes it is desirable to have these additional shares available for future issuance in connection with possible stock distributions, acquisitions, financing requirements and other general corporate purposes. The Company has no present plans, arrangements or understandings which would require the issuance of any of the additional authorized shares.

     Except for the increase in the number of authorized shares of Common Stock and Class B Stock, the proposed amendment does not change any of the provisions of the Company's Restated Certificate of Incorporation. No stockholder has any preemptive right and, if the proposed amendment is approved by the stockholders, shares of Common Stock may be issued on such terms and conditions as the Board of Directors may determine without first offering such shares to stockholders unless required pursuant to the rules of the New York Stock Exchange or by applicable law. The Company may not issue additional shares of Class B Stock, except in connection with stock splits and stock dividends, unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class. Under certain circumstances, each share of Class B Stock entitles the holder to ten votes on the election of directors. See Note 3 to "Stock Ownership of Certain Beneficial Owners and Management."

     If the proposal to amend the Restated Certificate of Incorporation is adopted by the stockholders at the Annual Meeting, the first sentence of Article Fourth of the Restated Certificate of Incorporation will read in its entirety as follows:

          "The total number of shares of capital stock of all classes which this corporation shall have authority to issue shall be 320,000,000 shares to wit: (a) 200,000,000 shares of Common Stock with a par value of $1.00 per share; and (b) 80,000,000 shares of Class B Stock with a par value of $1.00 per share, and (c) 40,000,000 shares of Preferred Stock with a par value of $1.00 per share."

     Approval of the proposal to increase the number of authorized shares of capital stock requires the favorable vote of the holders of shares representing at least (i) a majority of the issued and outstanding Common Stock, voting separately as a class and (ii) a majority of the issued and outstanding Class B Stock, voting separately as a class. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON STOCK AND CLASS B STOCK VOTE FOR APPROVAL OF THE FOREGOING PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

           3.  PROPOSAL TO APPROVE THE COMPANY'S 1997 INCENTIVE PLAN.

     The Board of Directors has adopted, subject to stockholder approval, the Harcourt General, Inc. 1997 Incentive Plan (the "1997 Incentive Plan"). The Board of Directors believes that approval of the 1997 Incentive Plan will advance the interests of the Company by providing eligible participants the opportunity to receive a broad variety of equity-based and cash incentives ("Awards"). A total of 4,000,000 shares of Common Stock have been reserved for issuance under the 1997 Incentive Plan, subject to adjustment as provided in the 1997 Incentive Plan. If the 1997 Incentive Plan is approved by the stockholders, the Company will not grant any new awards under the 1988 Stock Incentive Plan.

SUMMARY OF THE 1997 INCENTIVE PLAN

     The following summary description of the 1997 Incentive Plan is qualified in its entirety by reference to the full text of the 1997 Incentive Plan attached to this proxy statement as Exhibit A.


     Deductibility of Performance Awards. If the 1997 Incentive Plan is approved by the stockholders, certain payments to executive officers under the 1997 Incentive Plan will be eligible for treatment as "performance based" compensation under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). As described in the Compensation Committee Report on Executive Compensation set forth in this proxy statement, Section 162(m) generally limits to $1 million the annual corporate income tax deduction for compensation paid to the chief executive officer or any of the four other highest paid executive officers of a publicly-held corporation which is not "performance-based" compensation. The 1997 Incentive Plan is intended to comply with Section 162(m) by allowing Awards granted under the 1997 Incentive Plan to qualify as performance-based compensation. Under current regulations, in those cases where an Award under the 1997 Incentive Plan would qualify for the Section 162(m) performance-based exception by reason of being conditioned upon one or more of the specific performance criteria described below (see "Performance Criteria"), continued availability of the exception will depend upon reapproval by stockholders of the material terms of the performance criteria not later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved such terms.


     Administration. The 1997 Incentive Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised solely of persons who qualify both as "outside directors" (within the meaning of Section 162(m)) and "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934). Subject to the terms of the 1997 Incentive Plan, the Committee has authority to interpret the 1997 Incentive Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; and otherwise do all things necessary to carry out the purposes of the 1997 Incentive Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee shall exercise its discretion consistent with qualifying the Award for such exception.

     Eligibility and Participation. In general, the Committee will select participants in the 1997 Incentive Plan from among key employees of the Company and its affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its affiliates. The Committee also has discretion to include as participants in the 1997 Incentive Plan members of the Company's Board of Directors and other persons who provide services to the Company or its affiliates. The maximum number of shares for which stock options may be granted to any person, the maximum number of shares subject to stock appreciation rights granted to any person, and the aggregate maximum number of shares of Common Stock which may be delivered to any person pursuant to Awards that are not stock options or stock appreciation rights are each limited to 1.5 million over the life of the 1997 Incentive Plan. In addition, no more than $3.5 million may be paid to any individual with respect to any annual cash performance-based bonuses, and no more than $3.5 million in cash performance-based bonuses may be paid to any individual with respect to multi-year performance periods ending in the same year. No Award may be granted under the 1997 Incentive Plan after December 31, 2006, but Awards previously granted may extend beyond such date.

     Types of Awards. The Committee, in its discretion, may award (i) options to purchase Common Stock, (ii) stock appreciation rights, (iii) restricted or unrestricted Common Stock, (iv) promises to deliver stock or other securities in the future, (v) convertible securities, (vi) cash bonuses, and (vii) cash bonuses or loans to help defray the costs of the foregoing awards.

     Performance Criteria. Awards under the 1997 Incentive Plan may be conditioned upon satisfaction of specified performance criteria. In the case of any such Award that is intended to qualify for exemption from the deduction limitation rules of Section 162(m) (an "Exempt Award"), the criteria used in connection with the Award shall be one or any combination of the following: earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis); return on equity; return on assets; revenues; sales; expenses; one or more operating ratios; stock price; stockholder return; market share; cash flow; inventory levels or inventory turn; capital expenditures; net borrowing, debt leverage levels or credit quality; or the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions. In the case of an Exempt Award, the Committee will preestablish the particular performance goals in writing no later than 90 days after the commencement of the period of service to which the performance relates (or earlier if so required under applicable regulations) and will certify prior to payment whether the performance goal or goals have been attained. If the performance goal with respect to an Exempt Award is not attained, no other Award shall be provided in substitution. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award or other action that is without substantial consequence except as it affects the Award.

     Rules Applicable to Awards. The Company retains the right at any time to extinguish rights under an Award in exchange for payment in cash, Common Stock (subject to the limitation on the maximum number of shares available with respect to Awards) or other property on such terms as the Committee determines, provided the holder of the Award consents to such exchange. Except as the Committee otherwise expressly provides, Awards (other than an Award in the form of an outright transfer of cash or unrestricted Common Stock) may not be transferred other than by will or by the laws of descent and distribution and, during the lifetime of a participant, an Award requiring exercise may be exercised only by the participant. The Committee may determine the time or times at which an Award will vest or become exercisable. Unless the Committee expressly provides otherwise, an Award requiring exercise will cease to be exercisable, and all other Awards to the extent not already fully vested will be forfeited, immediately upon the cessation (for any reason, including death) of the participant's employment or other service relationship with the Company and its affiliates. The Committee may provide that upon the exercise of an Award the participant will automatically receive a new Award of like kind covering a number of shares determined by reference to the number of shares tendered to the Company upon exercise of the first Award.

     Stock Options. Each stock option (except as otherwise expressly provided by the Committee consistent with continued qualification of the stock option as an Exempt Award, or unless the Committee expressly determines that such stock option is not subject to Section 162(m) or that the stock option is not intended to qualify as an Exempt Award) will have an exercise price not less than the fair market value of the Common Stock subject to the stock option, determined as of the date of grant, except that a stock option intended to be an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code granted to a person who owns (or by application of attribution rules is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company will have an exercise price equal to at least 110% of such fair market value and will not be exercisable after the expiration of five years from the date such option is granted. Because the value of stock option and stock appreciation rights Awards depends upon the price of the Company's Common Stock, such Awards generally will be Exempt Awards without the need for the Committee to specify any other performance criteria. Options awarded under the 1997 Incentive Plan will not be ISOs except as expressly provided otherwise.


     Effect of Certain Transactions. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to performance conditions not yet satisfied or determined) will be forfeited, as of the effective time of such transaction. Prior to such time the Committee may (but need not) accelerate the vesting or exercisability of any Award or provide for substitute or replacement awards.

     Equitable Adjustment. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the 1997 Incentive Plan, to the maximum share limits under the 1997 Incentive Plan, to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, to any exercise prices relating to Awards, and to any other provision of Awards affected by such change. The Committee also may make such adjustments to take into account other distributions or events, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the 1997 Incentive Plan and to preserve the value of Awards; provided, that no such adjustment shall be made to the maximum share limits, or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception.

     Amendment. Subject to the Committee's right to exercise its discretion consistent with qualifying Awards for the performance-based exception under
Section 162(m), the Committee may at any time or times amend the 1997 Incentive Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the 1997 Incentive Plan as to any further grants of Awards, provided that no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the 1997 Incentive Plan to continue to qualify under Section 422 of the Internal Revenue Code or for Awards to be eligible for the performance-based exception under Section 162(m).

     Other Compensation. The existence of the 1997 Incentive Plan and the grant of Awards will not affect the Company's right to pay other bonuses or compensation, except as provided under the 1997 Incentive Plan.

PRICE OF COMMON STOCK


     The closing price of the Common Stock on the New York Stock Exchange on January 16, 1997 was $46.625.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain federal income tax consequences of the issuance and exercise of stock options awarded under the 1997 Incentive Plan and is based on the law as in effect on January 1, 1997. The summary does not address all federal tax consequences, nor does it cover state, local or non-U.S. tax consequences.


     In general, a participant realizes no taxable income on either the grant or the vesting of a stock option. The exercise of a nonstatutory, or non-qualified, option (i.e., an option that does not qualify as an ISO) results in ordinary income (generally subject to withholding if the participant is an employee) equal to the difference (the "Option Spread") between the value of the Common Stock purchased and the option exercise price. A corresponding deduction is available to the Company. In general, the ordinary income associated with the exercise is measured and taken into account at the time of exercise. Any subsequent sale of Common Stock purchased under a nonstatutory option may result in a capital gain or loss.


     The exercise of an ISO does not produce ordinary taxable income. However, because the Option Spread constitutes "alternative minimum taxable income" (measured and taken into account, in general, at the time of exercise), exercise of an ISO may result in an alternative minimum tax liability. In addition, shares purchased under an ISO ("ISO Shares") are subject to special tax holding rules. If a participant holds on to ISO Shares for at least two years from the date of the ISO grant and at least one year after exercise, any gain or loss recognized for tax purposes upon a subsequent sale of the shares will be a long-term capital gain or loss. However, a disposition of ISO Shares by the participant within either of these special holding periods (a so-called "disqualifying disposition") results in ordinary compensation income in the year of the disposition equal, in general, to the Option Spread at the time the option was exercised. The ordinary income realized upon a disqualifying disposition of ISO Shares is deductible to the Company but is not subject to withholding. Any additional gain recognized for tax purposes in a disqualifying disposition will be taxed as short-term or long-term capital gain.

     An ISO that is exercised by the participant more than three months following termination of employment (one year, if termination occurred by reason of total and permanent disability) is treated for tax purposes as a nonstatutory option. ISOs granted to a participant under the 1997 Incentive Plan (together with ISOs granted to the participant after 1986 under any other plans of the Company and certain affiliates) are also treated as nonstatutory options to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of Common Stock having a fair market value (determined at time of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Code, certain Awards vested or paid in connection with a change of control of the Company may also be non-deductible to the Company and may be subject to an additional 20% federal excise tax. Non-deductible "parachute payments" will in general reduce the $1 million limit on deductible compensation under Section 162(m) of the Code, to the extent such limit is applicable to remuneration paid under the 1997 Incentive Plan or otherwise.

VOTING REQUIREMENTS

     Approval of the 1997 Incentive Plan requires a favorable vote of a majority of the issued and outstanding Common Stock and Class B Stock, voting together as a single class, represented and entitled to vote at the meeting. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE 1997 INCENTIVE PLAN.

            4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Although Delaware law does not require that the selection by the Board of Directors of the Company's auditors be approved each year by the stockholders, the Board of Directors believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders' vote. The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending October 31, 1997.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders. The Company paid or accrued approximately $1.5 million on account of audit, tax and consulting services rendered by Deloitte & Touche LLP for the fiscal year ended October 31, 1996. Deloitte & Touche LLP also serves as the independent auditors for The Neiman Marcus Group, Inc.

     Approval of the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year requires a favorable vote of a majority of the issued and outstanding Common Stock and Class B Stock, voting together as a single class, represented and entitled to vote at the meeting. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 31, 1997.

                               5.  OTHER MATTERS

     The Board of Directors knows of no other matters which are likely to be brought before the meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                           DEADLINE FOR SUBMISSION OF
                   1998 STOCKHOLDER PROPOSALS AND NOMINATIONS

     In order for stockholder proposals to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 1998, they must be received by the Company at its principal executive offices by November 1, 1997. Any nominations for the Board of Directors must also be received no later than November 1, 1997. See "Meetings and Committees of the Board of Directors -- Nominating Committee."

                                            By Order of the Board of Directors

                                                 ERIC P. GELLER
                                                   Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IF YOU ARE A HOLDER OF COMMON STOCK OR CLASS B STOCK, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                       EXHIBIT A

                             HARCOURT GENERAL, INC.

                              1997 INCENTIVE PLAN

1.  DEFINED TERMS

     Appendix A, which is incorporated by reference, defines the terms used in the Plan.

2.  IN GENERAL

     The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates equity-based or cash incentives through the grant of Awards. No Award may be granted under the Plan after December 31, 2006, but Awards previously granted may extend beyond that date.

3.  ADMINISTRATION

     The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so. In the case of any Award intended to be eligible for the performance-based compensation exception under
Section 162(m)(4)(C) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exception.

4.  SHARES SUBJECT TO THE PLAN

     A. A total of 4,000,000 shares of Stock have been reserved for issuance under the Plan. The following shares of Stock will also be available for future grants:

          (i) shares remaining under an Award that terminates without having been exercised in full (in the case of an Award requiring exercise by a Participant for delivery of Stock);

          (ii) shares subject to an Award, where cash is delivered to a Participant in lieu of such shares;

          (iii) shares of Restricted Stock that are forfeited to the Company;

          (iv) shares of Stock tendered by a Participant as payment upon exercise of an Award; and

          (v) shares of Stock held back by the Administrator, or tendered by a Participant, in satisfaction of tax withholding requirements.

Stock delivered under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

     B. The maximum number of shares for which Stock Options may be granted to any person over the life of the Plan shall be 1,500,000. The maximum number of shares subject to SARs granted to any person over the life of the Plan shall likewise be 1,500,000. For purposes of the preceding two sentences, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m) of the Code. The aggregate maximum number of shares of Stock delivered to any person over the life of the Plan pursuant to Awards that are not Stock Options or SARs shall also be 1,500,000. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares then available for Awards under the Plan.

5.  ELIGIBILITY AND PARTICIPATION

     The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6.  RULES APPLICABLE TO AWARDS

     a.  ALL AWARDS

     (1) PERFORMANCE OBJECTIVES. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award or other action that is without substantial consequence except as it affects the Award.

     (2) ALTERNATIVE SETTLEMENT. The Company retains the right at any time to extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 4) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

     (3) TRANSFERABILITY OF AWARDS. Except as the Administrator otherwise expressly provides, Awards (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may not be transferred other than by will or by the laws of descent and distribution and, during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     (4) VESTING, ETC. The Administrator may determine the time or times at which an Award will vest (i.e., become free of restrictions) or become exercisable. Unless the Administrator expressly provides otherwise, an Award requiring exercise will cease to be exercisable, and all other Awards to the extent not already fully vested will be forfeited, immediately upon the cessation (for any reason, including death) of the Participant's employment or other service relationship with the Company and its Affiliates.

     (5) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares from an Award or permit a Participant to tender previously owned shares in satisfaction of tax withholding requirements.

     (6) DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of dividends or other distributions with respect to Stock subject to an Award.

     (7) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, nor any rights as a shareholder except as to shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

     (8) SECTION 162(m). In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m)(4)(C) of the Code, the Plan and such Award shall be construed in a manner consistent with qualifying the Award for such exception.

     b.  AWARDS REQUIRING EXERCISE

     (1) TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

     (2) PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment either at or after the time of the Award, subject to the following: (a) unless the Administrator expressly provides otherwise, all payments will be by cash or check acceptable to the Administrator; and (b) where shares issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

     (3) RELOAD AWARDS. The Administrator may provide that upon the exercise of an Award through the tender of previously owned shares of Stock, the Participant or other person exercising the Award will automatically receive a new Award of like kind covering a number of shares determined by reference to the number of shares tendered in payment of the exercise price of the first Award.

     c.  AWARDS NOT REQUIRING EXERCISE

     Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the awarded shares, or (ii) cash or other property having a value not less than the par value of the awarded shares plus such additional amounts (if any) as the Administrator may determine payable in such combination of cash, other property (of any kind) or services as the Administrator may determine.

7. EFFECT OF CERTAIN TRANSACTIONS

     a.  MERGERS, ETC.

     In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to performance conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction. Prior to such time the Administrator may (but need not) accelerate the vesting or exercisability of any Award or provide for substitute or replacement awards from the acquiring entity (if any).

     b.  CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

     (1) BASIC ANTIDILUTION PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under
Section 4.a. and to the maximum share limits described in Section 4.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

     (2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than stock dividends or normal cash dividends, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 4.b., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m)(4)(C) of the Code, except to the extent consistent with that exception.

8.  CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan until: the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9.  AMENDMENT AND TERMINATION

     Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code or for Awards to be eligible for the performance-based exception under
Section 162(m)(4)(C) of the Code.

10.  NON-LIMITATION OF THE COMPANY'S RIGHTS

     The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.  GOVERNING LAW

     The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

                                   APPENDIX A

                              DEFINITION OF TERMS

     The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

     "ADMINISTRATOR": The Committee, if one has been appointed; otherwise the Board.

     "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     "AWARD":  Any of the following:


          (i) Options ("Stock Options") entitling the recipient to acquire shares of Stock upon payment of the exercise price. Each Stock Option (except as otherwise expressly provided by the Committee consistent with continued qualification of the Stock Option as a performance-based award for purposes of Section 162(m) of the Code, or unless the Committee expressly determines that such Stock Option is not subject to Section 162(m) of the Code or that the Stock Option is not intended to qualify for the performance-based exception under Section 162(m) of the Code) will have an exercise price not less than the fair market value of the Stock subject to the option, determined as of the date of grant, except that an ISO granted to an Employee described in Section 422(b)(6) of the Code will have an exercise price not less than 110% of such fair market value. The Administrator will determine the medium in which the exercise price is to be paid, the duration of the option, the time or times at which an option will become exercisable, provisions for continuation (if any) of option rights following termination of the Participant's employment with the Company and its Affiliates, and all other terms of the Option. No Stock Option awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.


          (ii) Rights ("SARs") entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

          (iii) Stock subject to restrictions ("Restricted Stock") under the Plan requiring that the Stock be redelivered to the Company if specified conditions are not satisfied. The conditions to be satisfied in connection with any Award of Restricted Stock, the terms on which such Stock must be redelivered to the Company, the purchase price of such Stock, and all other terms shall be determined by the Administrator.

          (iv) Stock not subject to any restrictions under the Plan ("Unrestricted Stock").

          (v) A promise to deliver Stock or other securities in the future on such terms and conditions as the Administrator determines.

          (vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

          (vii) Cash bonuses tied to performance criteria as described at (viii) below ("Cash Performance Awards").

          (viii) Awards described in any of (i) through (vii) above where the right to exercisability, vesting or full enjoyment of the Award is conditioned in whole or in part on the satisfaction of specified performance criteria ("Performance Awards"). The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code and Performance Awards that are not intended so to qualify. No more than $3,500,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence:
     (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $3,500,000 limit, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of $3,500,000. With respect to any Performance Award other than a Cash Performance Award, Stock Option or SAR, the maximum award opportunity shall be 1,500,000 shares or their equivalent value in cash, subject to the limitations of Section 4.b. For the avoidance of doubt, any Performance Award of a type described in (i) through (vi) above shall be treated for purposes of this paragraph as a Performance Award that is not a Cash Performance Award, even if payment is made in cash.

          In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m) of the Code, the Committee shall in writing preestablish a specific performance goal (based solely on one or more qualified performance criteria) no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the award as performance-based under Code Section 162(m)(4)(C)). For purposes of the Plan, a qualified performance criterion is any of the following: (1) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (2) return on equity, (3) return on assets,
     (4) revenues, (5) sales, (6) expenses, (7) one or more operating ratios,
     (8) stock price, (9) stockholder return, (10) market share, (11) cash flow,
     (12) inventory levels or inventory turn, (13) capital expenditures, (14) net borrowing, debt leverage levels or credit quality, (15) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions or (16) any combination of the foregoing. The performance goals selected in any case need not be applicable across the Company, but may be particular to an individual's function or business unit. Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m)(4)(C) of the Code, the Committee shall certify whether the performance goal has been attained and such determination shall be final and conclusive. If the performance goal is not attained, no other Award shall be provided in substitution of the Performance Award.

          (ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant. The terms of any such grant or loan shall be determined by the Administrator.

     Awards may be combined in the Administrator's discretion.

     "BOARD":  The Board of Directors of the Company.

     "CODE": The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect.

     "COMMITTEE": A committee of the Board comprised solely of two or more outside directors within the meaning of Section 162(m) of the Code. The Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

     "COMPANY":  Harcourt General, Inc.

     "EMPLOYEE":  Any person who is employed by the Company or an Affiliate.

     "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

     "PARTICIPANT": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

     "PLAN": Harcourt General, Inc. 1997 Incentive Plan as from time to time amended and in effect.

     "STOCK":  Common Stock of the Company, par value $1.00 per share.

                            HARCOURT GENERAL, INC.

COMMON STOCK AND                                            COMMON STOCK AND
 CLASS B STOCK                                                CLASS B STOCK
     PROXY                                                        PROXY


P
R                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 14, 1997
O
X         Richard A. Smith, John R. Cook and Eric P. Geller, and each of them
Y (a majority of those present and acting to have all the powers hereunder), with several powers of substitution, are hereby authorized to represent and vote all shares of Common Stock and/or Class B Stock of the undersigned at the Annual Meeting of Stockholders of Harcourt General, Inc. to be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, on Friday, March 14, 1997 at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated February 4, 1997 and a copy of the Annual Report for the year ended October 31, 1996.


          The shares represented by this Proxy will be voted as directed by the undersigned. The Board of Directors of Harcourt General, Inc. recommends a vote FOR the nominees set forth below and FOR proposals 2, 3 and 4. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE SO VOTED.

     ELECTION OF CLASS A DIRECTORS

     Nominees:  Gary L. Countryman
                Jack M. Greenberg
                Brian J. Knez
                Richard A. Smith

                       (SEE REVERSE SIDE TO CAST VOTE.)

                 CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE


[X] Please mark
    votes as in
    this example.

---------------------------------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
---------------------------------------------------------------------------------------------------------
                                                                                  FOR   AGAINST   ABSTAIN
                                          2. Approval of the amendment of the     [ ]     [ ]       [ ]
                                             Company's Restated Certificate of
                                             Incorporation to increase the
                                             Company's authorized capital
                                             stock.
                   FOR   WITHHELD
1. Election of     [ ]      [ ]           3. Approval of the Company's 1997       [ ]     [ ]       [ ]
   Directors                                 Incentive Plan.
   (See reverse).
                                          4. Approval of the appointment of       [ ]     [ ]       [ ]
                                             Deloitte & Touche LLP as
[ ]____________________________________      independent auditors of the
  For all nominees except as noted above     Company for the current fiscal
                                             year.
---------------------------------------------------------------------------------------------------------

                                             MARK HERE                          MARK HERE
                                             FOR ADDRESS    [ ]                 IF YOU PLAN    [ ]
                                             CHANGE AND                         TO ATTEND
                                             NOTE AT LEFT                       THE MEETING

                                             For joint accounts, each owner should sign. Executors,
                                             Administrators, Trustees, etc., should give full title.

Signature______________________  Date______________   Signature______________________  Date________________


                       CONFIDENTIAL VOTING INSTRUCTIONS
                  TO: WACHOVIA BANK OF NORTH CAROLINA, N.A.
                             AS TRUSTEE UNDER THE
                            HARCOURT GENERAL, INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN
            WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS OF
                   HARCOURT GENERAL, INC. -- MARCH 14, 1997



        I hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Harcourt General, Inc. which are credited to my account under the above-referenced Plan at the Annual Meeting of Stockholders of Harcourt General, Inc. to be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts on Friday, March 14, 1997 at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any voting instruction previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated February 4, 1997 and a copy of the Annual Report for the year ended October 31, 1996.


        The shares represented by this Instruction Card will be voted by the Trustee as directed by the undersigned. The Board of Directors of Harcourt General, Inc. recommends a vote FOR the nominees set forth below and FOR proposals 2, 3 and 4. IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THIS INSTRUCTION CARD WILL BE SO VOTED.

ELECTION OF CLASS A DIRECTORS

Nominees:  Gary L. Countryman
           Jack M. Greenberg
           Brian J. Knez
           Richard A. Smith


                       (SEE REVERSE SIDE TO CAST VOTE.)

                 CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE


[X] Please mark
    votes as in
    this example.

                       THIS INSTRUCTION CARD IS SOLICITED BY THE PLAN TRUSTEE.
---------------------------------------------------------------------------------------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
---------------------------------------------------------------------------------------------------------
                                                                                  FOR   AGAINST   ABSTAIN
                                          2. Approval of the amendment of the     [ ]     [ ]       [ ]
                                             Company's Restated Certificate of
                                             Incorporation to increase the
                                             Company's authorized capital
                                             Stock.
                   FOR   WITHHELD
1. Election of     [ ]      [ ]           3. Approval of the Company's 1997       [ ]     [ ]       [ ]
   Directors                                 Incentive Plan.
   (See reverse).
                                          4. Approval of the appointment of       [ ]     [ ]       [ ]
                                             Deloitte & Touche LLP as
[ ]____________________________________      independent auditors of the
  For all nominees except as noted above     Company for the current fiscal
                                             year.
---------------------------------------------------------------------------------------------------------

                                             MARK HERE                          MARK HERE
                                             FOR ADDRESS    [ ]                 IF YOU PLAN    [ ]
                                             CHANGE AND                         TO ATTEND
                                             NOTE AT LEFT                       THE MEETING

                                             For joint accounts, each owner should sign. Executors,
                                             Administrators, Trustees, etc., should give full title.

Signature______________________  Date______________   Signature______________________  Date________________


                                                                        WACHOVIA
--------------------------------------------------------------------------------
Wachovia Corporate Services, Inc.
Trust Services Division
301 North Main Street
Winston-Salem, North Carolina 27150-3099



                                                                February 4, 1997


TO:             Participants in the Harcourt General, Inc.
                Employee Stock Ownership Plan

FROM:           Wachovia Bank of North Carolina, N.A.
                Trustee of the Employee Stock Ownership Plan



        As a participant in the Harcourt General, Inc. Employee Stock Ownership Plan, which owns shares of Harcourt General Common Stock, you are entitled to instruct the Trustee on how to vote the shares of Common Stock in your account on matters scheduled to come before the Annual Meeting of Stockholders of Harcourt General, Inc. to be held on Friday, March 14, 1997.

        A proxy statement, confidential voting instruction card and return envelope are enclosed. Please complete, date and sign the voting instruction card and mail it promptly in the return envelope to exercise your right to direct the Trustee with respect to shares of Harcourt General, Inc. allocated to your account.

        If you own shares of Harcourt General, Inc. outside of the Employee Stock Ownership Plan, you will receive similar materials for those shares in a separate mailing. Please return both cards in their separate return envelopes if you wish to fully participate in the matters being submitted to the stockholders of Harcourt General, Inc.



Enclosures